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                                                                      EXHIBIT 2

                                   AGREEMENT
                                 _____________

  THIS AGREEMENT (the "Agreement") is entered into as of this 31st day of May, 1994 by and between PARTECH HOLDINGS CORPORATION, a Delaware corporation ("Partech") having its principal place of business at 3366 Riverside Drive, Suite 200, Columbus, Ohio 43221 and PARTECH COMMUNICATIONS GROUP, INC., a Nevada corporation ("PCG" and together with Partech as "GUARANTORS") a wholly-owned subsidiary of Partech having its principal place of business at 3366 Riverside Drive, Suite 200, Columbus, Ohio 43221 on the one hand and JOHN
E. RAYL, ("PLEDGOR") an individual, having his principal business address at 3366 Riverside Drive, Suite 200, Columbus, Ohio 43221.

                              W I T N E S S E T H

       WHEREAS, Partech and PCG are parties to a certain borrowing undertaking (the "Loan") which is more fully described in the form of Subscription Agreement, a copy of which is attached attached hereto as Exhibit A;

       WHEREAS, Pledgor has undertaken to provide additional collateral (the "Pledged Shares") to the Loan under the terms and conditions which are more fully set forth in the Rayl Pledge Agreement, a copy of which is attached hereto as Exhibit B; and

       WHEREAS, the Pledgor and the Guarantors desire to provide for replacement of the Pledgor's collateral in the event such collateral is converted by the lender(s) of the Loan and used as full or partial satisfaction of Partech's obligation under the Loan.

       NOW THEREFORE, WITNESSETH that in consideration of the mutual promises and covenants hereinafter stipulated, the parties hereto agree as follows:

  1. PLEDGOR'S PLEDGE OF COLLATERAL. The Pledgor shall pledge up to 700,305 shares of Partech Holdings Corporation $.05 par value common stock (the "Pledged Shares") as additional security for the Loan under those terms and conditions as more fully set forth in the Rayl Pledge Agreement.

  2.   PLEDGOR'S RIGHT OF CONTRIBUTION.

       a. Upon the event of conversion of Pledged Shares pursuant to the terms of the Rayl Pledge Agreement, in whole or in part, by any one or all of the Pledgees, Partech shall replace such securities with securities of a
  like kind (the "Like Kind Shares").   The number of Like Kind Shares to be
  delivered to the Pledgor shall be an amount equal to the number of Pledged Shares converted by the Pledgee multiplied by two (2); by way of example, if a Pledgee converts 10,000 Pledged Shares then Partech shall deliver to the Pledgor 20,000 shares of like kind.

       b. Partech covenants that it will at all times reserve and have available from its authorized Common Stock such number of shares as shall then be issuable on its obligation to replace the Pledged Shares. Partech covenants that all Like Kind Shares which shall be so issuable shall be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to such issue. Partech shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of the Like Kind Shares.

       c. Each Like Kind Share Certificate shall bear a legend as follows unless such Like Kind Shares have been registered under the Act and the issuance complies with applicable state securities laws:
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             "The securities represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended (the "Act"). The securities may not be sold, assigned, pledged, hypothecated or otherwise transferred except pursuant to an effective registration statement under the Act and in compliance with applicable state securities laws, or the Company receives an opinion of counsel, satisfactory to the Company and Company counsel, that such registration is not required and that the sale, assignment, pledge, hypothecation or transfer is in compliance with applicable state securities laws."

       d. The Pledgor acknowledges that the Guarantors own directly and/or indirectly interests in radio station licenses which are governed by the provisions of the Communications Act and the rules promulgated thereunder. Accordingly, the Pledgor: (a) covenants to the Guarantors that he is not an Alien (as hereinafter defined), and (b) that he shall not transfer, assign or in any way make available an interest in this Agreement, to an Alien.
  The term "Alien" means any person who is a citizen of a country other than the United States; or any state, territory, or possession thereof; any entity organized under the laws of a government other than the government of the United States or any state, territory, or possession thereof; a government other than the government of the United States or any state, territory or possession thereof, or an individual or entity controlled by any of the foregoing.

       3. REGISTRATION. Partech, upon the one time written demand (the "Demand Notice") of the Pledgor (as defined herein), agrees to use its best efforts to register, on one occasion, all or any portion of the Pledgor's Pledged Shares or Like Kind Shares (the "Registrable Securities"), as requested by the Pldegor. On such occasion, Partech will use its best efforts to file an appropriate registration statement covering the Registrable Securities within one-hundred twenty (120) days after receipt of the Demand Notice and to use its best efforts to have such registration statement declared effective promptly thereafter. In the event of registration Partech and the Pledgor shall execute such documents as may be reasonably required by Partech and Partech's counsel to carry out such registration.

              a. TERMS OF REGISTRATION. Partech shall bear all fees and expenses attendant to registering the Registrable Securities, but the Pledgor shall pay any and all underwriting and broker-dealer discounts, commissions and non-accountable expenses of any underwriter or broker-dealer selected to sell the Registrable Securities, together with the expenses of any legal counsel selected by the Pledgor to represent him in connection with the sale of the Registrable Securities. Partech shall cause any registration statement filed pursuant to the demand rights granted hereto to remain effective for a period of sixteen months from the date of the latest balance sheet of the audited financial statements contained therein on the initial effective date of such registration statement.

              b. RIGHT TO REDEEM IN LIEU OF REGISTRATION. Partech may in its sole discretion, and in lieu of registration of the Registrable Securities, purchase the Registrable Securities from the Pledgor for amount equal to the amount which would be realized by the Pledgor upon his sale of the Registrable Securities less the expenses, fees and broker/dealer commissions which would normally be paid by the Pledgor in the event of registration and sale of the Registrable Securities. Partech may elect to make such payment upon notice to the Pledgor within 30 days of receipt of a notice of Demand Registration.


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  4.   Guarantors' Indemnity.
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       a.     The Guarantors, jointly and severally, hereby agree to indemnify and hold harmless the Pledgor and each of his heirs, executors, administrators, successors and assigns, from any loss, claim, damage, cost, lawsuit, attorney's and accountant's fees, deficiency, assessment, administrative order, fine, penalty, action, proceeding, judgment or expense, including in all cases the reasonable fees and expenses of counsel, resulting from or by reason of any act or failure to act on the part of the Guarantors, the Loan or the transactions contemplated therein or herein.

       b. The parties hereto intend that the replacement of converted Pledged Shares with Like Kind Shares shall qualify for like kind treatment for federal income tax purposes in accordance with Internal Revenue Code
  Section 1031. The Guarantors and the Pledgor agree that each shall file their income tax returns consistent with the requirements of such section and shall provide each other with such information as may be required to file accordingly. Further, the Guarantors, jointly and severally, agree hereby to indemnify and hold harmless the Pledgor and each of his heirs, executors, administrators, successors and assigns, from any loss, claim, damage, cost, lawsuit, attorney's and accountant's fees, deficiency, assessment, administrative order, interest, fine, penalty, action, proceeding, judgment or expense which may be assessed against or determined to be owing by the Pledgor in respective of any federal, state or local tax including but not limited to income taxes, capital gains taxes, surtaxes, transaction taxes, intangible taxes, transfer taxes, estate taxes, or any other tax and any interest and penalties thereon which Pledgor may have become due and owing as result of or by reason of the Loan or the transactions contemplated therein or herein. In the event such taxes, interest and/or penalties may be assessed, the Pledgor may, at his sole option, elect to challenge such assessment or pay such assessment. In the event Pledgor elects to pay such assessment, Guarantors shall, within 5 days of notice, pay to Pledgor the sum owing in good funds. In the event Pledgor elects to challenge such assessment, Guarantors shall cooperate with Pledgor in such challenge or defense. Guarantors shall regularly reimburse Pledgor for the costs of such challenge and defense by payment in good funds within 5 days of Pledgors request for reimbursement. In the event Pledgor's challenge and/or defense is unsuccessful and Pledgor is assessed, Guarantors shall, within 5 days of notice, pay to Pledgor the sum owing in good funds.

  5. DURATION OF THIS AGREEMENT. This Agreement and the guarantee hereunder shall remain in full force and effect until the date on which all of the Guarantors' obligations under the Loan are satisfied. Upon such satisfaction, all remaining Pledged Securities shall be returned to Pledgor together with all Like Kind Shares and this Agreement shall terminate.

  6.   Miscellaneous.
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       a.     TRANSFER OF THIS AGREEMENT.  The parties hereto hereby  agree that the Pledgor may transfer in whole or in part his rights, title and interest under and pursuant to this Agreement to any other individuals or entities without notice to the Guarantors; upon any such transfer, all of the terms, conditions and covenants herein shall enure to the benefit of and be binding upon such transferees.

       b. AUTHORIZATION. All corporate action on the part of the Guarantors and their respective officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the performance by the Guarantors of their respective obligations hereunder has been duly taken. This Agreement, when executed and delivered by the Guarantors, shall constitute a valid and legally binding obligation of the Guarantors, enforceable in accordance with its terms.

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       c.     COMPLIANCE WITH OTHER INSTRUMENTS.  Neither of the Guarantors is
  in violation of any provision of (a) their respective Certificates of Incorporation or By-Laws, as presently in effect, (b) any material agreement, or (c) any federal or state judgment, writ decree, order, statute, rule or governmental regulation applicable to the Guarantors, as the case may be, the violation of which would have a material and adverse effect on the Guarantors or the transactions contemplated as to the Loan or hereby. The Guarantors respective execution and delivery of this Agreement and their consummation of the transactions contemplated hereby will not result in any such violation or conflict with, constitute a default or require any consent under (a), (b) or
  (c) above, or result in the creation of any lien, charge or encumbrance on any of their respective properties or assets as contemplated herein.

       d. NOTICES. All notices, demands, elections options or requests (however characterized or described) required or authorized hereunder shall be deemed sufficient if made in writing and sent by registered or certified mail, return receipt requested and postage prepaid, or by tested telex, telegram or cable to the principal office of the addressee, and if to the Registered Holder or Transferee Holder of an Option Certificate, at the address of such holder as set forth on the books maintained by the Company.

       e. BINDING AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the Company, the Registered Holder, each Transferee Holder and their respective successors and assigns. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim or to impose on any other person any duty, liability or obligation.

       f. FURTHER INSTRUMENTS. The parties hereto shall execute and deliver any and all such other instruments and shall take any and all other actions as may be reasonably necessary to carry out the intention of this Agreement.

       g. SEVERABILITY. If any provision of this Agreement shall be held, declared or pronounced void, voidable, invalid, unenforceable or inoperative for any reason by any court of competent jurisdiction, government authority or otherwise, such holding, declaration or pronouncement shall not affect adversely any other provision of this Agreement, which shall otherwise remain in full force and effect and be enforced in accordance with its terms, and the effect of such holding, declaration or pronouncement shall be limited to the territory or jurisdiction in which made.

       h. WAIVER. All the rights and remedies of either party to this Agreement are cumulative and not exclusive of any other rights and remedies as provided by law. No delay or failure on the part of either party in the exercise of any right or remedy arising from the breach of this Agreement will constitute a waiver of any other right or remedy. The consent of any party where required hereunder to act or occurrence shall not be deemed to be a consent to any other action or occurrence.

       i. GENERAL PROVISIONS. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Ohio. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, and this Agreement may not be modified or amended or any term or provisions hereof waived or discharged except in writing, signed by the party against whom such amendment, modification, waiver or discharge is sought to be enforced. The headings of this Agreement are for convenience and references only and shall not limit or otherwise affect the meaning hereof.


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       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

PARTECH HOLDINGS CORPORATION            PARTECH COMMUNICATIONS GROUP, INC.



By:  /s/ Thomas E. Reynolds, V.P.       By:  /s/ Thomas E. Reynolds, V.P.
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                        Title                                     Title


JOHN E. RAYL

/s/ John E. Rayl
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